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                                                                Exhibit 5(a)(ii)

             Flexible Premium Deferred Variable Annuity Application
                                State Variations

APPLICATION FORM NO. VAAPP-2005 attached as Exhibit _______ is a copy of the Application language used in the following states:

NOTE: CURRENTLY, THIS APPLICATION IS NOT APPROVED IN ALL STATES. WHERE NOT APPROVED, THE VAAPP - 2004 APPLICATION WILL BE USED.

Alaska
Alabama
Arkansas
Colorado
Connecticut
Delaware
District of Columbia
Georgia
Hawaii
Iowa
Idaho
Indiana
Illinois
Kansas
Kentucky
Louisiana
Maine
Michigan
Maryland
Missouri
Mississippi
Montana
Nebraska
New Hampshire
New Mexico
Nevada
North Dakota
Ohio
Oklahoma
Rhode Island
South Dakota
South Carolina
Tennessee
Utah
Virginia
Vermont
West Virginia
Wyoming

THE FOLLOWING APPLICATION FORMS VARY FROM THE FORM NO. VAAPP-2005 AS INDICATED
BELOW:

APPLICATION FORM NO. VAAPP-2005(AZ) Changes Section 1, 2, 3 to remove age state exceptions as not applicable to AZ. Changes Section 19, Agreement, to add, "Upon written request, we will provide the owner with information regarding benefits and provisions of the contract. If you decide not to keep your contract, return it within 10 days (30 days if you are age 65 or older, or all ages if this is a replacement contract) after you receive it for a refund of purchase payments, adjusted for any investment gain or loss. For IRA contracts, we will refund purchase payments during the first 10 days. You may return it to CUNA Mutual Life Insurance Company, 2000 Heritage Way, Waverly, Iowa 50677, or to the agent who sold it to you."

THIS FORM IS USED IN THE FOLLOWING STATE: ARIZONA

APPLICATION FORM NO. VAAPP-2005(CA) Changes Section 1, 2, 3 to remove age state exceptions as not applicable to CA. Changes Section 19, Agreement, to add the bullet: "I agree that my purchase payment(s) are to be allocated as indicated in
Section 10 of this application." Also adds another bullet that reads: "I understand that I will have 10 days to examine my contract after I receive it (30 days if I am age 60 or older, or all ages if this contract replaces an existing contract). I further understand that if I exercise my right to cancel during this 10 day period (or 30-day period, if applicable) that I will receive a refund of my purchase payments adjusted to reflect gain or loss. I understand that if my allocation indicates that I have selected a purchase payment allocation model in Section 10a., variable fund(s) listed in Section 10b. or a Living Benefit allocation listed in Section 10c., that my refund could be less than the amount I paid for the contract."

THIS FORM IS USED IN THE FOLLOWING STATE: CALIFORNIA

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APPLICATION FORM NO. VAAPP-2005(FL) Changes Section 1, 2, 3 to remove age state exceptions as not applicable to FL. Changes the fraud statement in Section 19, Agreement, to read: "Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree."; adds "printed name of agent", "agent license no" and "date" line under "Signature of Annuitant(s)" line.

THIS FORM IS USED IN THE FOLLOWING STATE: FLORIDA

APPLICATION FORM NO. VAAPP-2005(MA)

This form not yet approved by state insurance department and therefore the following variations may not be all inclusive:

Changes Section 1, 2, 3 to remove age state exceptions as not applicable to MA. Changes Section 10b. to add this statement: "NOTE: We reserve the right to restrict purchase payments and transfers to the fixed account. See prospectus for details."

THIS FORM IS USED IN THE FOLLOWING STATE: MASSACHUSETTS

APPLICATION FORM NO. VAAPP-2005(MN)

This form not yet approved by state insurance department and therefore the following variations may not be all inclusive:.

Changes Section 1, 2, 3 to remove age state exceptions as not applicable to MN.

Deletes 3, 5, 7, and 10 year fixed account periods. Deletes the market value adjustment statement in Section 19, Agreement, as it is not applicable in MN.

THIS FORM IS USED IN THE FOLLOWING STATE: MINNESOTA

APPLICATION FORM NO. VAAPP-2005(NC) Changes Section 1, 2, 3 to remove age state exceptions as not applicable to NC. Changes the age of an owner to be 15 (rather than base language of 18) - (however, the annuitant can still be 18). Add a new
Section 19, titled Suitability and Acknowledgement, and renumber remaining sections. The new Section 19 has a bullet that reads "I believe this annuity meets my financial objectives and anticipated needs." Also, move the statements regarding receiving a current Prospectus and request for an SAI from the Agreement Section, and place them in the new Section 19.

THIS FORM IS USED IN THE FOLLOWING STATE: NORTH CAROLINA

APPLICATION FORM NO. VAAPP-2005(NJ)

This form not yet approved by state insurance department and therefore the following variations may not be all inclusive.

Changes Section 1, 2, 3 to remove age state exceptions as not applicable to NJ. Remove 3, 5, 7 and 10 year fixed account periods. Remove Market Value Adjustment statement in Section 19, Agreement. Add NJ-specific Fraud Warning that states: " Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. Add the following bullet to Section 19, Agreement,: "In states where written consent is required, my agreement in writing is required for entries made by the Company in
Section 18 as to age at issue, plan type, purchase payments, or benefits applied for.

THIS FORM IS USED IN THE FOLLOWING STATE: NEW JERSEY

APPLICATION FORM NO. VAAPP-2005(OR)

This form not yet filed or approved by state insurance department and variations have not yet been determined.

APPLICATION FORM NO. VAAPP-2005(PA)

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This form not yet approved by the state insurance department and therefore the following variations may not be all inclusive.

Changes Section 1, 2, 3 to remove age state exceptions as not applicable to PA. Changes the application throughout to remove Market Value Adjustment language and the 3, 5, 7, and 10 year Fixed Periods. Changes Section 19, Agreement, to add an additional bulleted item that reads: "In states where written consent is required, my agreement in writing is required for entries made by the Company in
Section 18 as to age at issue, plan type, purchase payments, or benefits applied for." Adds the following PA-specific fraud statement: "Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties."

THIS FORM IS USED IN THE FOLLOWING STATE: PENNSYLVANIA

APPLICATION FORM NO. VAAPP-2005(PR)

This form not yet approved by the state insurance department and therefore the following variations may not be all inclusive.

Changes Section 1, 2, 3 to remove age state exceptions as not applicable to PR and indicate age 21 (rather than base language of 18). Changes Section 5, Plan Type/Tax Qualification Status to delete the Qualified Plan options as the Company is not doing qualified business in PR. Changes Section 198, Agreement, to add PR specific fraud language which states: "Any person who knowingly includes false information in an application for insurance, or presents a fraudulent claim for payment of a loss or benefit, or files more than one claim for the same loss commits a felony. If found guilty, such person is subject to fines ($5,000 to $10,000) or confinement in prision (2-5 years) or both for each violation."

THIS FORM IS USED IN: PUERTO RICO

APPLICATION FORM NO. VAAPP-2005(TX)

This form not yet approved by the state insurance department and therefore the following variations may not be all inclusive.

Changes Section 1, 2, 3 to remove age state exceptions as not applicable to TX. Removes the 3, 5, 7, and 10 year fixed periods and deletes the market value adjustment statement in Section 19. Adds to Section 19, Agreement, this additional bullet: "In states where written consent is required, my agreement in writing is required for entries made by the Company in Section 18 as to age at issue, plan type, purchase payments, or benefits applied for."

THIS FORM IS USED IN THE FOLLOWING STATE: TEXAS

APPLICATION FORM NO. VAAPP-2005(WA) Changes Section 1, 2, 3 to remove age state exceptions as not applicable to WA. Changes Section 8, Optional Death Benefit, to delete the 3% Annual Guarantee Death Benefit and the Earnings Enhanced Death Benefit. Changes the form to delete all fixed periods except for the DCA period (and removes all language referring to "fixed" thus naming it a "DCA period" Deletes market value adjustment language. Delete Preservation Plus Program
Section 12 and renumber remaining sections. Changes (renumbered) Section 18, Agreement, to add the following bullet: "In states where written consent is required, my agreement in writing is required for entries made by the Company in
Section 17 as to age at issue, plan type, purchase payments, or benefits applied for."

THIS FORM IS USED IN THE FOLLOWING STATE: WASHINGTON

APPLICATION FORM NO. VAAPP-2005(WI), Changes Section 1, 2, 3 to remove age state exceptions as not applicable to WI. Changes Section 13, Primary Beneficiary, to add the following: "If the owner is married and names someone other than their spouse as a primary beneficiary, the spouse

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must give consent by Signing in Section 19. "In Section 19, add an additional signature line that reads "Spousal Consent for Beneficiary Designation and a Date line."

THIS FORM IS USED IN THE FOLLOWING STATE: WISCONSIN